Exhibit 10.28

May 17, 2010

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As representatives of the several U.S. underwriters

and

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As representatives of the several international underwriters

Ladies and Gentlemen:

This letter confirms that Fabrinet (the “Company”) has engaged Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the U.S. underwriters (the “U.S. Underwriters”), and Morgan Stanley & Co. International plc and Deutsche Bank Securities Inc., as representatives of the international underwriters (the “International Underwriters”, and together with the U.S. Underwriters, the “Underwriters”), to advise and assist the Company in connection with its proposed initial public offering (the “IPO”).

In order to proceed with the offering and to ensure that all existing shareholders are locked up after the IPO, the Company made a final offer to Dr. Teera Achariyapaopan and his wife, Ms. Pornphan Priebjrivat, who together beneficially own (either directly or through their affiliates) approximately 3% of the Company’s shares, to sell all or part of their shares in the IPO, with any unsold shares locked up for 90 days following the IPO (the “Offer”). In connection with their acceptance of the Offer, Dr. Teera Achariyapaopan and Ms. Pornphan Priebjrivat executed a series of documents customarily required of selling shareholders in U.S.-registered initial public offerings, including among others, a Custody Agreement and Power of Attorney. In addition, the Company’s shareholders passed a resolution on April 30, 2010 amending the Company’s Memorandum and Articles of Association to include a provision prohibiting for a period of 180 days after the IPO the sale of shares held by any pre-IPO shareholders that are not sold in the IPO (the “Articles Amendment”, and together with the “Offer”, the “Transaction”).

In light of the foregoing, the Company agrees to indemnify and hold harmless you and your affiliates and your and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the Transaction, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Transaction, whether or not pending or threatened and whether or not any Indemnified Person is a party, subject to an obligation on the part of an Indemnified Person to repay such reimbursement to the extent it is finally judicially determined that such action, claim, suit, investigation or proceeding resulted from the gross negligence or willful misconduct of such Indemnified Person.

This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

Very truly yours,

FABRINET

By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	CFO & EVP

[ADDITIONAL SIGNATURES ON THE FOLLOWING PAGE]

Agreed and accepted as of the
date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John D. Tyree
Name: John D. Tyree
Title: Managing Director

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Crawford Jamieson
Name: Crawford Jamieson
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

/s/ Alex Vitale
Name: Alex Vitale
Title: Managing Director

/s/ Ted Tobiason
Name: Ted Tobiason
Title: Managing Director

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